                                                                     Exhibit 3.5

                           CERTIFICATE OF FORMATION OF
                         GENERAC PORTABLE PRODUCTS, LLC


         This Certificate of Formation of GENERAC PORTABLE PRODUCTS, LLC (the "LLC"), dated as of the 1st day of June, 1998, is being duly executed and filed by Andrew M. Metcalf as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et seq.).

                                       I.

         The name of the limited liability company is Generac Products, LLC.

                                       II.

         The address of the registered office of the LCC in the State of Delaware is 1013 Centre Road, New Castle County, Wilmington, Delaware 19805.

                                      III.

         The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 1013 Centre Road, New Castle County, Wilmington, Delaware 19805.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.


                                             /s/ Andrew M. Metcalf
                                             -------------------------------
                                             Andrew M. Metcalf
                                             Authorized Person